EXECUTION VERSION

AMENDMENT NO. 1
TO THE
REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of February 3, 2016, to the Registration Rights Agreement, dated as of October 22, 2009 (as so amended, the “Registration Rights Agreement”), by and among Lions Gate Entertainment Corp. and the persons listed on the signature pages thereof.

WHEREAS, Section 10.3 of the Registration Rights Agreement provides for the amendment of the Registration Rights Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions; References. Unless otherwise specifically defined herein, each capitalized term used but not defined herein, including the recitals hereto, shall have the meaning assigned to such term in the Registration Rights Agreement as amended by this Amendment. Each reference in the Registration Rights Agreement to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the Registration Rights Agreement as amended by this Amendment except that references to “the date hereof” and to “the date of this Agreement” shall remain references to the date of the original Registration Rights Agreement.

ARTICLE II
AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT

Section 2.1            Consent Pursuant to, and Amendments to, the Registration Rights Agreement.

(a)            The following shall be added at the end of the definition of “Affiliate” in Section 1.1 of the Registration Rights Agreement:

provided, that in no event shall Lionsgate, Liberty Global plc (“Liberty”), Discovery Communications Inc. (“Discovery”), John C. Malone or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds (in each case, other than Lionsgate and its Subsidiaries and controlled Affiliates), nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds (in each case, other than Lionsgate and its Subsidiaries and controlled Affiliates) be considered to be an Affiliate of Lionsgate, Liberty, Discovery, John C. Malone or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds

(b)           The following shall be added between the definitions of “Shelf Registration Statement” and “Suspension Notice” in Section 1.1 of the Registration Rights Agreement:

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

(c)            Section 2.1(a) of the Registration Rights Agreement shall be amended and restated as follows:

(a) more than two (2) Demand Registrations in the aggregate (it being agreed by the parties that all of such Demand Registrations remain available as of February 3, 2016);

(d)           The second sentence of Section 2.3 of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

With respect to any such Underwritten Offering pursuant to a Demand Registration, Lionsgate and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

(e)            The first sentence of Section 2.4 of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including Lionsgate) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of Lionsgate and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and Lionsgate in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”).

(f)            The third parenthetical in the first sentence of Section 3.1 of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

(except pursuant to registrations of Common Shares, or securities convertible into or exchangeable for Common Shares, to be delivered as consideration in any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of Lionsgate, a dividend reinvestment plan or an exchange offer)

(g)           Section 3.2(a) of the Registration Rights Agreement shall be amended by adding “pro rata” after the parenthetical “(after including securities contemplated by clause (x))”.

(h)           Section 3.2(b) of the Registration Rights Agreement shall be amended by adding “pro rata” after the parenthetical “(after including securities contemplated by clause (x))”.

(i)             Section 3.4(b) of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, Lionsgate and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

(j)             The second sentence of Section 4.3(a) of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

With respect to any such qualifying Underwritten Offering, Lionsgate and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(k)            Section 5.1 of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than 2,300,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, Lionsgate agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any securities of Lionsgate that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive,

Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of Lionsgate’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by Lionsgate in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to Lionsgate’s employee stock purchase plan or pursuant to equity awards of any kind under any of Lionsgate’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by Lionsgate in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of Lionsgate’s equity based securities issuable pursuant to any employee benefit plan of Lionsgate existing as of the beginning of the applicable standstill period or assumed by Lionsgate in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to Lionsgate’s quarterly cash dividend policy, (F) any Common Shares or any other of Lionsgate’s equity securities, in an amount up to an aggregate of 10.0% of Lionsgate’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of Lionsgate’s equity securities issuable in connection with any rescission of purchases of Common Shares under Lionsgate’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of Lionsgate’s equity or debt securities), (x) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than 2,300,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (y) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

(l)             Section 5.3 of the Registration Rights Agreement shall be amended by adding the following text after the text “containing terms reasonably acceptable to such managing underwriter”:

“(with an exception for transfers pursuant to hedging transactions entered into prior to the time that the MHR Representative had notice of such Underwritten Offering)”

(m)           The Registration Rights Agreement shall be amended by adding the following as new Section 6.3:

6.3. Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE III
MISCELLANEOUS

Section 3.1            No Further Amendment. Except as expressly amended hereby, the Registration Rights Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Registration Rights Agreement or any of the documents referred to therein.

Section 3.2            Effect of Amendment. This Amendment shall form a part of the Registration Rights Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Registration Rights Agreement shall be deemed a reference to the Registration Rights Agreement as amended hereby.

Section 3.3            Miscellaneous. The provisions of Article X (Miscellaneous) of the Registration Rights Agreement shall apply to this Amendment mutatis mutandis, and to the

Registration Rights Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levine
Name: Title:	Wayne Levine General Counsel and Chief Strategic Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

MHR CAPITAL PARTNERS MASTER ACCOUNT LP MHR CAPITAL PARTNERS (100) LP
By:	MHR Advisors LLC
Its:	General Partner

By:	/s/ Janet Yeung
Name: Title:	Janet Yeung Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

MHR INSTITUTIONAL PARTNERS II LP MHR INSTITUTIONAL PARTNERS IIA LP
By:	MHR Institutional Advisors II LLC
Its:	General Partner

By:	/s/ Janet Yeung
Name: Title:	Janet Yeung Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

MHR INSTITUTIONAL PARTNERS III LP
By:	MHR Institutional Advisors III LLC
Its:	General Partner

By:	/s/ Janet Yeung
Name: Title:	Janet Yeung Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

MHR FUND MANAGEMENT LLC

By:	/s/ Janet Yeung
Name: Title:	Janet Yeung Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]